EXHIBIT 23.1

                   Consent of Comiskey & Company P.C.




INDEPENDENT AUDITORS' CONSENT



     We consent to the incorporation by reference in this Registration Statement of Global Water Technologies, Inc. on Form S-8 of our report dated February 18, 2000 appearing in the Annual Report on Form 10KSB of Global Water Technologies, Inc. for the year ended December 31, 1999.


COMISKEY & COMPANY
a Professional Corporation

/s/ COMISKEY & COMPANY

Denver, Colorado
March 24, 2000